Exhibit 99.1

BRISTOW GROUP INC. ANNOUNCES EXPIRATION AND FINAL RESULTS OF CASH TENDER OFFER FOR ITS 8.75% SENIOR SECURED NOTES DUE 2023

HOUSTON, September 10, 2019 – Bristow Group Inc. (OTC: BRSWQ) (“Bristow” or the “Company”) announced today the expiration and final results of its previously announced cash tender offer (the “Tender Offer”) to purchase the notes identified in the table below (the “Notes”) up to an aggregate principal amount of the Notes that, together with accrued and unpaid interest to, but not including, the settlement date equals $75,000,000 (the “Aggregate Maximum Tender Amount”).

The following table sets forth the approximate aggregate principal amount of the Notes that were tendered and not withdrawn at or prior to midnight, New York City time, at the end of the day on September 9, 2019 (the “Expiration Date”) and the principal amount accepted for purchase.

Title of Notes	CUSIP/ISIN Numbers(1)	Aggregate Principal Amount Outstanding	Tendered Notes	Aggregate Principal Amount Accepted for Purchase
8.75% Senior Secured Notes due 2023	144A: 110394 AG8 / US110394AG86	$350,000,000	$349,685,000	$74,818,000
	Reg S: U1104M AB7 / USU1104MAB73

(1)

No representation is made as to the correctness or accuracy of the CUSIP/ISIN numbers listed in the table above or printed on the Notes. They are provided solely for the convenience of holders of the Notes.

As previously announced, the Company will only accept for purchase the Notes tendered in the Tender Offer subject to the Aggregate Maximum Tender Amount and proration. As the Tender Offer is oversubscribed, the Company has accepted for purchase tendered Notes on a prorated basis in the manner described in the Offer to Purchase. Notes tendered and not accepted for purchase will be promptly returned or credited to the applicable holders’ account.

All conditions of the Tender Offer have either been satisfied or waived, and the settlement date with respect to the Tender Offer is expected to occur on September 11, 2019.

D.F. King & Co., Inc. acted as the tender agent and information agent for the Tender Offer.

This announcement does not constitute an offer to purchase Notes or a solicitation of an offer to sell Notes and shall not be deemed to be an offer to purchase or a solicitation of an offer to sell with respect to any securities of the Company or its subsidiaries.

About the Company

Bristow Group Inc. is the world’s leading industrial aviation service provider offering helicopter transportation, search and rescue (SAR) and aircraft support services to government and civil organizations worldwide. Bristow’s strategically located global fleet supports operations in the North Sea, Nigeria and the U.S. Gulf of Mexico; as well as in most of the other major offshore oil and gas producing regions of the world, including Australia, Brazil, Canada, Guyana and Trinidad. Bristow provides SAR services to the private sector worldwide and to the public sector for all of the U.K. on behalf of the Maritime and Coastguard Agency.

Forward-Looking Statements

This press release contains certain forward-looking information and forward-looking statements as defined in applicable securities laws (collectively referred to as “forward-looking statements”). Forward-looking statements include, but are not limited to, statements regarding the acceptance for purchase of any Notes validly tendered and the expected settlement date thereof.

Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause actual results to vary include, but are not limited to, the risk factors as detailed from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission.

Readers are cautioned against unduly relying on forward-looking statements. Forward-looking statements are made as of the date of the relevant document and, except as required by law, the Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise.

Contact:

Global Media Relations

Adam Morgan

Director, Global Communications

+1 832.783.7927

Adam.morgan@bristowgroup.com

Reevemark

Paul Caminiti/Hugh Burns/Delia Cannan

+1 212.433.4600

BristowGroup@reevemark.com

Investor Relations

Linda McNeill

Director, Investor Relations

+1 713.267.7622

Linda.mcneill@bristowgroup.com